Exhibit 10.10

THIS NOTE HAS NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS NOTE BE TRANSFERRED ON THE BOOKS OF THE BORROWER, WITHOUT REGISTRATION OF SUCH NOTE UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBORDINATION AGREEMENT, BY AND AMONG SQUARE 1 BANK AND THE HOLDER.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBORDINATION AGREEMENT, BY AND AMONG HORIZON FUNDING TRUST 2013-1 AND THE HOLDER.

DEMAND NOTE

N-2015-DEM-[ ]
$[ ]	[ ], 2015

FOR VALUE RECEIVED, Xtera Communications, Inc., (“Borrower”), hereby promises to pay to [ ] (“Holder”) the principal sum of $[ ], together with simple interest from the date of advancement of the balance of this “Note” from time to time remaining unpaid at the rate of 12% per year. This Note is one of a series of notes issued on or about the date hereof (the “2015 Demand Notes”).

A. Payment Terms. The principal and the interest hereunder shall be due and payable in full on or after October 31, 2015 (the “Maturity Date”), and upon demand by Holder at any time on or after July 1, 2015 (the “Demand Date”). Payment shall be made in lawful tender of the United States or as otherwise agreed by Holder in writing. A minimum of one month’s interest shall be paid, even if this Note is repaid earlier than the Demand Date. Borrower shall promptly notify Holder upon its receipt of any demand for repayment of a 2015 Demand Note, and payment of all 2015 Demand Notes in connection with such repayment shall be made pro rata with respect to all Holders demanding repayment

B. Exchange of Note. On or after the Demand Date, Holder may, in its sole discretion, exchange this Note and any other issued and outstanding demand notes of Borrower held by Holder (collectively, the “Outstanding Demand Notes”) for (i) another security interest of Borrower on terms mutually agreed upon by Borrower and Holder; or (ii) a convertible promissory note in the form issued pursuant to that certain Note Purchase Agreement, dated as of August 29, 2013, by and among Borrower and the Investors named therein, as amended (such form of convertible promissory note, the “2013 Convertible Note”), in an amount equal to the aggregate outstanding principal and accrued but unpaid interest on the exchanged Outstanding Demand Notes; provided, however, that Holder’s option to exchange Outstanding Demand Notes for a 2013 Convertible Note pursuant to this Section 1(B)(ii) shall expire upon the conversion of all outstanding 2013 Convertible Notes into equity securities of Borrower; provided, further, that Borrower shall provide Holder with at least five (5) business days’ notice prior to such conversion of all outstanding 2013 Convertible Notes.

C. Exchange of Prior Notes. If Holder is a party to that certain Note Purchase Agreement, dated as of December 20, 2012, by and among Borrower and the Investors named therein, as amended (the “2012 Agreement”), and has not (together with its affiliates) previously exchanged all of the notes purchased by Holder (or its affiliates) pursuant to the 2012 Agreement (such notes the “2012 Convertible Notes”) for 2013 Convertible Notes, then in consideration for Holder’s purchase of this Note, Holder (or its affiliates) shall have the right to exchange any of its 2012 Convertible Notes for 2013 Convertible Notes of an equal outstanding principal amount.

D. Miscellaneous Provisions.

1. Successors and Assigns. The rights and obligations of Borrower and Holder shall be binding upon and benefit their respective successors and assigns.

2. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Borrower and holders of at least 75% of the principal of all the 2015 Demand Notes.

3. Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid. If to the Borrower, at 500 W. Bethany Dr, Ste. 100, Allen, Texas, 75013, Attention: Jack Owen, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, Texas 78701, Attention: Samer Zabaneh, Fax: (512) 457-7001. If to the Holder, at the address previously provided to Borrower or at such other address or addresses as may have been furnished by giving five (5) days advance written notice to all other parties.

4. Expenses; Waivers. If action is instituted to collect this Note, Borrower promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

5. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas or of any other state.

IN WITNESS WHEREOF, Borrower has caused this Demand Note to be issued as of the date first set forth above.

XTERA COMMUNICATIONS, INC.

By:
Jack Owen
Vice President, Finance